Exhibit 31.4

CERTIFICATION

PURSUANT TO RULES 13a-14(a) AND 15d-14(a)

UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Charles Maddox, certify that:

1.	I have reviewed this Amendment No. 1 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 of CID Holdco, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	[Omitted];

4.	[Omitted];

5.	[Omitted].

Date: October 2, 2026

/s/ Charles Maddox
Charles Maddox
Chief Financial Officer
(Principal Financial Officer)